                                                                    Exhibit 10.9


                                PROMISSORY NOTE
                                ---------------


$2,350,000.00                                                     August 1, 1996


     FOR VALUE RECEIVED, IPS PUBLISHING, INC., a Washington corporation ("Maker"), unconditionally promises to pay to the order of TERRANCE D. PAUL ("Payee") at its principal office or at such other place as the Payee may direct in writing, the principal sum of Two Million Three Hundred Fifty Thousand and No/100's Dollars ($2,350,000.00) together with interest accruing from and after the date hereof on the unpaid principal balance hereof from time to time outstanding at the rate of six and one-half percent (6.5%) per annum. The entire balance of principal and accrued interest shall be payable in a single payment on January 2, 1998.

     The Maker reserves and shall have the right to prepay all or any portion of the unpaid principal balance hereof at any time without premium or penalty. Payments hereon shall be applied first against interest accrued to the date of prepayment and then to principal.

     The Maker hereby waives presentment, demand, protest and notice of any kind. No failure to exercise and no delay in exercising any rights hereunder on the part of the Payee or any other holder hereof shall operate as a waiver thereof. In the event of a default hereunder, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees.


                                                 IPS PUBLISHING, INC.

                                                 /s/ Kaye Nelson
                                                 ---------------------------
                                                 Kaye Nelson, President


                                                 Attest:

                                                 /s/ Terrance D. Paul
                                                 ---------------------------
                                                 Terrance D. Paul, Secretary